As filed with the Securities and Exchange Commission on July 29, 2016

Registration No. 333-195942
Registration No. 333-192773
Registration No. 333-181037
Registration No. 333-175464
Registration No. 333-173726
Registration No. 333-166367
Registration No. 333-139004
Registration No. 333-105526
Registration No. 333-105525
Registration No. 333-57736

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-195942
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-192773
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-181037
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-175464
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-173726
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-166367
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-139004
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105526
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105525
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-57736

UNDER THE SECURITIES ACT OF 1933

FIRST NIAGARA FINANCIAL GROUP, INC
(Exact name of registrant as specified in its charter)

Delaware	42-1556195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY	14210
(Address of Principal Executive Offices)	(Zip Code)
First Niagara Financial Group, Inc. 2012 Equity Incentive Plan
401(k) Savings Plan of First Niagara
Harleysville National Corporation 401(k) Plan
NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan
NewAlliance Bancshares, Inc. Employee Stock Ownership Plan Amended and Restated Supplemental Executive Retirement Plan
NewAlliance Bank Amended and Restated 401(k) Plan Supplemental Executive Retirement Plan
Harleysville National Corporation 1993 Stock Incentive Plan
Harleysville National Corporation 1998 Independent Directors Stock Option Plan, as Amended
Harleysville National Corporation 1998 Stock Incentive Plan
Harleysville National Corporation 2004 Omnibus Stock Incentive Plan, as Amended and Restated

East Penn Financial Corporation 1999 Independent Directors Stock Option Plan
East Penn Financial Corporation 1999 Stock Incentive Plan
Chester Valley Bancorp, Inc. 1997 Stock Option Plan, as Amended
Willow Financial Bancorp, Inc. Amended and Restated 1999 Stock Option Plan
Willow Financial Bancorp, Inc. Amended and Restated 2002 Stock Option Plan
Amended and Restated First Niagara Financial Group, Inc. 2002 Long-Term Incentive Stock Benefit Plan
First Niagara Financial Group, Inc. 1999 Stock Option Plan
First Niagara Financial Group, Inc. 1999 Recognition and Retention Plan
First Niagara Financial Group, Inc. 2002 Long-Term Incentive Stock Benefit Plan
First Niagara Financial Group, Inc. 401(k) Plan
Cortland Savings Bank 401(k) Savings Plan in RSI Retirement Trust
Savings Bank of the Finger Lakes, FSB 401(k) Savings Plan
(Full title of the plan)

Kristy Berner
General Counsel and Corporate Secretary
First Niagara Financial Group, Inc.
726 Exchange Street, Suite 618
Buffalo, NY 14210
(716) 819-5500
(Name, Address and Telephone Number, including area code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES
These Post-Effective Amendments relate to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”).

1.
Registration Statement No. 333-195942, originally filed by First Niagara Financial Group, Inc. (“First Niagara”) with the Securities and Exchange Commission (the “SEC”) on May 14, 2014, which registered the offer and sale of up to (i) 8,500,000 shares of First Niagara’s common stock (“Shares”) and (ii) 1,303,731 Shares remaining available under the First Niagara Financial Group, Inc. Amended and Restated 2002 Long-Term Incentive Stock Benefit Plan, in each case issuable pursuant to the First Niagara Financial Group, Inc. 2012 Equity Incentive Plan;

2.
Registration Statement No. 333-192773, originally filed by First Niagara with the SEC on December 11, 2013, which relates to the offer and sale of up to 3,500,000 Shares issuable, and an indeterminate number of plan interests to be offered or sold, pursuant to the 401(k) Savings Plan of First Niagara;

3.
Registration Statement No. 333-181037, originally filed by First Niagara with the SEC on April 30, 2012, which relates to the offer and sale of up to 7,000,000 Shares issuable pursuant to the First Niagara Financial Group, Inc. 2012 Equity Incentive Plan;

4.
Registration Statement No. 333-175464, originally filed by First Niagara with the SEC on July 11, 2011, which relates to an indeterminate number of plan interests to be offered or sold pursuant to the Harleysville National Corporation 401(k) Plan;

5.
Registration Statement No. 333-173726, originally filed by First Niagara with the SEC on April 26, 2011, which relates to (i) the offer and sale of up to 8,110,304 Shares issuable pursuant to the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan, the NewAlliance Bancshares, Inc. Employee Stock Ownership Plan Amended and Restated Supplemental Executive Retirement Plan and the NewAlliance Bank Amended and Restated 401(k) Plan Supplemental Executive Retirement Plan and (ii) and an indeterminate number of plan interests to be offered or sold pursuant to such plans;

6.
Registration Statement No. 333-166367, originally filed by First Niagara with the SEC on April 29, 2010, which registered the offer and sale of 611,271 Shares issuable pursuant to the Harleysville National Corporation 1993 Stock Incentive Plan, the Harleysville National Corporation 1998 Independent Directors Stock Option Plan, as Amended, the Harleysville National Corporation 1998 Stock Incentive Plan, the Harleysville National Corporation 2004 Omnibus Stock Incentive Plan, as Amended and Restated, the East Penn Financial Corporation 1999 Independent Directors Stock Option Plan, the East Penn Financial Corporation 1999 Stock Incentive Plan, the Chester Valley Bancorp, Inc. 1997 Stock Option Plan, as Amended, the Willow Financial Bancorp, Inc. Amended and Restated 1999 Stock Option Plan and the Willow Financial Bancorp, Inc. Amended and Restated 2002 Stock Option Plan;

7.
Registration Statement No. 333-139004, originally filed by First Niagara with the SEC on November 29, 2006, which relates to the offer and sale of up to 5,862,031 Shares issuable pursuant to the Amended and Restated First Niagara Financial Group, Inc. 2002 Long-Term Incentive Stock Benefit Plan;

8.
Registration Statement No. 333-105526, originally filed by First Niagara with the SEC on May 23, 2003, which registered the offer and sale of 6,092,216 Shares issuable pursuant to the First Niagara Financial Group, Inc. 1999 Stock Option Plan, the First Niagara Financial Group, Inc. 1999 Recognition and Retention Plan and the First Niagara Financial Group, Inc. 2002 Long-Term Incentive Stock Benefit Plan;

9.
Registration Statement No. 333-105525, originally filed by First Niagara with the SEC on May 23, 2003, which relates to an indeterminate number of plan interests to be offered or sold pursuant to the First Niagara Financial Group, Inc. 401(k) Plan, the Cortland Savings Bank 401(k) Savings Plan in RSI Retirement Trust and the Savings Bank of the Finger Lakes, FSB 401(k) Savings Plan; and

10.
Registration Statement No. 333-57736, originally filed by First Niagara with the SEC on March 28, 2001, which registered the offer and sale of 1,946,924 Shares issuable pursuant to the First Niagara Financial Group, Inc. 1999 Stock Option Plan and the First Niagara Financial Group, Inc. 1999 Recognition and Retention Plan.

This Post-Effective Amendment is being filed in connection with the closing on July 29, 2016 of the transactions contemplated by the Agreement and Plan of Merger, dated as of October 30, 2015 (the “Agreement”), by and between

KeyCorp, an Ohio corporation, and First Niagara, with the merger of First Niagara with and into KeyCorp, with KeyCorp continuing as the surviving corporation, being effective on August 1, 2016.
As a result of the closing of the transactions contemplated by the Agreement, First Niagara has terminated all offerings of its securities pursuant to the above referenced Registration Statements. In accordance with an undertaking made by First Niagara in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, First Niagara hereby removes and withdraws from registration all securities of First Niagara registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on this July 29, 2016. No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

FIRST NIAGARA FINANCIAL GROUP, INC.

By:	/s/ Kristy Berner
Kristy Berner
General Counsel and Corporate Secretary
(Duly Authorized Representative)